Exhibit 10.18

BUSINESS LOAN AGREEMENT	PrimeSouth Bank 375 W Cherry St Jesup, Georgia 31545-1440 (912)427-6670

AGREEMENT DATE	LOAN NUMBER	AGREEMENT/ACCOUNT NUMBER
July 22, 2022	3244626	3244626

BORROWER INFORMATION Spaulding MHP, LLC 3840 Highway 17S Brunswick, GA 31523	Type of Business Entity: Limited Liability Company State of Organization/Formation: Georgia

GUARANTOR INFORMATION Raymond Michael Gee	Type of Entity: Individual State of Residence: Florida

[redacted] Manufactured Housing Properties, Inc 136 Main Street Pineville, NC 28134	Type of Business Entity: Corporation State of Organization/Formation: North Carolina

AGREEMENT. This Business Loan Agreement will be referred to in this document as the “Agreement.” This Agreement is made by PrimeSouth Bank (Lender), Spaulding MHP, LLC (Borrower), Raymond Michael Gee and Manufactured Housing Properties, Inc (Guarantor). The consideration is the promises, representations, and warranties made in this Agreement and the Related Documents.

DEFINITIONS. These definitions are used in this Agreement.

“Collateral” means the Property that any Party to this Agreement or the Related Documents may pledge, mortgage, or give Lender a security interest in, regardless of where the Property is located and regardless of when it was or will be acquired, together with all replacements, substitutions, proceeds, and products of the Property.

“Events of Default” means any of the events described in the “Events of Default” section of this Agreement.

“Financial Statements” mean the balance sheets, earnings statements, and other financial information that any Party has, is, or will be giving to Lender.

“Indebtedness” means the Loan and all other loans and indebtedness of Borrower to Lender, including but not limited to Lender’s payments of insurance or taxes, all amounts Lender pays to protect its interest in the Collateral, overdrafts in deposit accounts with Lender, and all other indebtedness, obligations, and liabilities of Borrower to Lender, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

“Loan” means any loan or loans described in the “Identification of Loan” section of this Agreement.

“Parties” means any Borrower and Guarantor signing this Agreement.

“Party” means any Borrower and Guarantor signing this Agreement.

“Property” means the Parties’ assets, regardless of what kind of assets they are.

“Related Documents” means all documents, promissory notes, security agreements, leases, mortgages, construction loan agreements, assignments of leases and rents, guaranties, pledges, and all other documents or agreements executed in connection with this Agreement as such documents may be modified, amended, substituted, or renewed from time to time. The term includes both documents existing at the time of execution of this Agreement and documents executed after the date of this Agreement.

IDENTIFICATION OF LOAN. The following loan and all other indebtedness, obligations, and liabilities of Borrower to Lender, due or to become due, now existing or hereafter arising, as well as any and all amendments, modifications, extensions, and renewals thereof are subject to this Agreement:

●	Loan Number 3244626 with a principal amount of $1,600,000.00

*000000003244626004307222022*

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BORROWER’S REPRESENTATIONS AND WARRANTIES. The statements made in this section will continue and remain in effect until all of the Indebtedness is fully paid to Lender. Each Borrower represents and warrants to Lender the following:

Borrower’s Existence and Authority. Each Borrower is duly formed and in good standing under all laws governing the Borrower and the Borrower’s business, and each Borrower executing this Agreement has the power and authority to execute this Agreement and the Related Documents and to bind that Borrower to the obligation created in this Agreement and the Related Documents.

Financial Information and Filing. All Financial Statements provided to Lender have been prepared and will continue to be prepared in accordance with generally accepted accounting principles, consistently applied, and fully and fairly present the financial condition of each Borrower, and there has been no material adverse change in Borrower’s business, Property, or condition, either financial or otherwise, since the date of Borrower’s latest Financial Statements. Each Borrower has filed all federal, state, and local tax returns and other reports and filings required by law to be filed before the date of this Agreement and has paid all taxes, assessments, and other charges that are due and payable prior to the date of this Agreement. Each Borrower has made reasonable provision for these types of © 2004-2019 Compliance Systems, Inc. ae2ee2a9-0555bc23 - 2019.271.0.4 payments that are accrued but not yet payable. The Borrower does not know of any deficiency or additional assessment not disclosed in the Borrower’s books and records.

All financial statements or records submitted to Lender via electronic means, including, but not limited to, facsimile, open internet communications or other telephonic or electronic methods, including, but not limited to, documents in Tagged Image Format Files (“TIFF”) and Portable Document Format (“PDF”) shall be treated as originals, and will be fully binding with full legal force and effect. Parties waive any right they may have to object to such treatment. Lender may rely on all such records in good faith as complete and accurate records produced or maintained by or on behalf of the Party submitting such records.

Title and Encumbrances. Borrower has good title to all of the Borrower’s assets. All encumbrances on any part of the Property were disclosed to Lender in writing prior to the date of this Agreement.

Compliance with General Law. Each Borrower is in compliance with and will conduct its business and use its assets in compliance with all laws, regulations, ordinances, directives, and orders of any level of governmental authority that has jurisdiction over the Borrower, the Borrower’s business, or the Borrower’s assets.

Environmental Laws. Each Borrower is in compliance with all applicable laws and rules of federal, state, and local authorities affecting the environment, as all have been or are amended.

No Litigation/No Misrepresentations. There are no existing or pending suits or proceedings before any court, government agency, arbitration panel, administrative tribunal, or other body, or threatened against Borrower that may result in any material adverse change in the Borrower’s business, property, or financial condition, and all representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

COVENANTS. On the date of this Agreement and continuing until the Indebtedness is repaid and Borrower’s obligations are fully performed, Borrower covenants as follows.

Notices of Claims and Litigation/Notice of Adverse Events. Borrower will promptly notify Lender in writing of all threatened and actual litigation, governmental proceeding, default, and every other occurrence that may have a material adverse effect on Borrower’s business, financial condition, or the Property.

Insurance. Borrower will maintain adequate fire and extended risk insurance coverage, business interruption, workers’ compensation, commercial general liability, and other insurance required by law or as may be required by Lender. All insurance policies will be in amounts, upon terms, and in a form acceptable to Lender. All policies must be carried with insurers acceptable to Lender. Borrower will provide evidence satisfactory to Lender of all insurance and that the policies are in full force and effect and all insurance on the Collateral will name Lender as a mortgagee and loss payee, will include a lender’s loss payable endorsement, and will require 10 days advance written notice to Lender of any cancellation of coverage. If the Borrower fails to maintain required insurance, the absence of the required insurance will be an Event of Default. If this happens, Lender may buy the insurance, but will have no obligation to buy it. These amounts paid by Lender will be added to the Indebtedness or will be payable on demand, at Lender’s option.

Confirmatory Documents and Actions. Borrower agrees that on Lender’s request, Borrower will do any act or execute any additional documents that are or may be required to make the terms of the Loan conform to the conditions contained in Lender’s commitment to Borrower. Within five days of Lender’s request, Borrower will furnish an estoppel certificate in a form Lender approves.

Payment of Taxes. Borrower will pay all taxes, levies, and assessments required by all local, state, and federal agencies. Borrower will make these payments when the amounts are due but before any penalty for late payment is imposed. Borrower’s failure to promptly pay any tax, levy, or assessment due will be an Event of Default unless Borrower is diligently disputing the amount and Borrower has established a reserve account for the payment of the taxes if Borrower does not prevail in the dispute.

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Business Existence and Operations. Borrower will keep Borrower’s existence in its current organizational form in full force and effect unless Lender gives prior written consent to Borrower’s proposed change. Borrower will not sell or merge Borrower’s business or any part of Borrower’s business without the Lender’s prior written consent. Borrower will continue its business as currently conducted. Borrower will not change its name, its identification number, or its place of organization without Lender’s prior written consent. Borrower will keep its books and records at the address in this Agreement. Borrower will promptly notify Lender in writing of any planned change in Borrower’s principal place of business.

Environmental Compliance. Borrower will comply with all laws affecting the environment. Borrower will notify Lender within ten days after Borrower receives a summons, notice, citation, letter, or any other type of notice from any federal, state, or local authority, or any other person that claims Borrower is in violation of any law affecting the environment. Borrowers indemnify and hold Lender harmless from all violations of any environmental laws. This indemnity includes all costs and expenses incurred by Lender, including reasonable attorneys’ fees, that are related to a violation of any environmental laws, even if the Indebtedness has been paid at the time any proceeding, claim, or action is started against Lender. Lender may itself or through Borrower arrange for an environmental audit prepared by a qualified environmental engineering firm acceptable to Lender to confirm the continued accuracy of Borrower’s environmental representations and warranties. Borrower will pay for the environmental audit.

Use of Proceeds. Borrower will use the Loan proceeds in its business.

Pay Limitations. Borrower will not draw, permit, or pay anyone more than is reasonable for services provided to Borrower.

No Borrowings, Guarantees, or Loans. Borrower will not incur debt, borrow money, or guaranty any loan or other obligation. Borrower will not lend any money or sell any of Borrower’s accounts receivable without Lender’s prior written permission.

No Encumbrances or Transfer of Assets. Borrower will not mortgage, assign, hypothecate, or encumber any of the Property except to Lender without Lender’s prior written permission. Borrower will not sell, transfer, or assign any of the Property without Lender’s prior written permission. Borrower will not merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of Borrower’s Property or Borrower’s business.

No Dividends, Distributions and Redemptions. Borrower will not pay or declare any dividend, or make any other distribution on account of any shares of any class of its stock or other ownership interest, or redeem, purchase, or otherwise acquire directly or indirectly, any shares of any class of its capital stock or other ownership interest.

No Loans or Investments. Borrower will not make any loans or advances to, or investments in, other persons, corporations or entities.

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EVENTS OF DEFAULT. The occurrence of any of the following events will be an Event of Default.

Noncompliance with Lender Agreements. Default by Borrower or Guarantor under any provision of this Agreement, the Related Documents, or any other agreement with Lender.

False Statements. If a Party made or makes a false or misleading misrepresentation in this Agreement, in the Related Documents, in any supporting material submitted to Lender or to third parties providing reports to Lender, or in Financial Statements given or to be given to Lender.

Material Adverse Change. Any material adverse change in the Borrower’s business, financial condition, or the Property has occurred or is imminent; if the full performance of the obligations of any Party is materially impaired; or if the Collateral and its value or Lender’s rights with respect thereto are materially impaired in any way. The existence or reasonable likelihood of litigation, governmental proceeding, default, or other event that may materially and adversely affect a Party’s business, financial condition, or the Property.

Insolvency or Liquidation. A Party voluntarily suspends transaction of its business or does not generally pay debts as they mature. If a Party has or will make a general assignment for the benefit of creditors or will file, or have filed against it, any petition under federal bankruptcy law or under any other state or federal law providing for the relief of debtors if the resulting proceeding is not discharged within thirty days after filing. If a receiver, trustee, or custodian is or will be appointed for a Party.

Default on Unrelated Debt. If Borrower or Guarantor materially defaults under a provision of an agreement with a third party or if the indebtedness under such an agreement is accelerated.

Judgments or Attachments. If there is entered against a Party a judgment that materially affects the Borrower’s business, financial condition, or the Property, or if a tax lien, levy, writ of attachment, garnishment, execution, or similar item is or will be issued against the Collateral or which materially affects Borrower’s business, financial condition, or the Property, and which remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for thirty days after it was issued.

Collateral Impairment. Lender has a good-faith belief that Lender’s rights in the Collateral are or will soon be impaired or that the Collateral itself is or soon will be impaired.

Termination of Existence or Change in Control. If Borrower or Borrower’s business is sold or merged or if Borrower or Borrower’s business suspends business or ceases to exist.

Insecurity. If Lender has a good-faith belief that any Party is unable or will soon be unable to perform that Party’s duties under this Agreement or under the Related Documents.

Death. The death of an individual who is a Party, a partner in a partnership that is a Party, a member in a limited liability company that is a Party, an officer of a corporation that is a Party, or an individual of similar position in any other type of business organization that is a Party.

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REMEDIES ON DEFAULT.

Remedies, No Waiver. The remedies provided for in this Agreement, the Related Documents, and by law are cumulative and not exclusive. Lender reserves the right to exercise some, all, or none of its rights and reserves the right to exercise any right at any time that Lender has the right, without regard to how much time has passed since the right arose. Lender may exercise its rights in its sole, absolute discretion.

Acceleration, Setoff. Upon an Event of Default, the Loan and the Indebtedness may, at Lender’s sole option, be declared immediately due and payable. Lender may apply the Parties’ bank accounts and any other property held by Lender against the Indebtedness.

ATTORNEYS’ FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Agreement, Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys’ fees. Attorney fees shall not exceed 15 percent of the principal and interest owing.

EXPENSES. The Parties agree to pay all of Lender’s reasonable expenses incidental to perfecting Lender’s security interests and liens, all insurance premiums, Uniform Commercial Code search fees, and all reasonable fees incurred by Lender for audits, inspection, and copying of the Parties’ books and records. The Parties also agree to pay all reasonable costs and expenses of Lender in connection with the enforcement of Lender’s rights and remedies under this Agreement, the Related Documents, and any other agreement between one or more Parties and Lender, and in connection with the preparation of all amendments, modifications, and waivers of consent with respect to this Agreement, including reasonable attorneys’ fees.

GOVERNING LAW/PARTIAL ILLEGALITY. This Agreement and the Related Documents are and will be governed by, and the rights of the Parties will be determined by the laws of the state of Georgia except to the extent that federal law controls. If any part, term, or provision of this Agreement is determined to be illegal or in conflict with state or federal law, the validity of the remaining portion or provisions of this Agreement will not be affected, unless the stricken portion or provision adversely affects Lender’s risk of realizing Lender’s anticipated return, in which case Lender may, in its sole discretion, deem the Loan matured.

NOTICES. All notices required under this Agreement must be in writing and will be considered given: (i) on the day of personal delivery, or (ii) one business day after deposit with a nationally recognized overnight courier service, or (iii) three business days after deposit with the United States Postal Service sent certified mail, return receipt requested. Any of these methods may be used to give notice. All notices must be sent to the party or parties entitled to notice at the addresses first set forth in this Agreement. Any Party may change its address for notice purposes on five days prior written notice to the other Parties.

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INTEGRATION AND AMENDMENT. This Agreement and other written agreements among the Parties, including but not limited to the Related Documents, are the entire agreement of the Parties and will be interpreted as a group, one with the others. None of the Parties will be bound by anything not expressed in writing, and this Agreement cannot be modified except by a writing executed by those Parties burdened by the modification.

FURTHER ACTION. The Parties will, upon request of Lender, make, execute, acknowledge, and deliver to Lender the modified and additional instruments, documents, and agreements, and will take the further action that is reasonably required, to carry out the intent and purpose of this transaction.

CONTINUING EFFECT. Unless superseded by a later Business Loan Agreement, this Agreement will continue in full force and effect until all of the Parties’ obligations to Lender are fully satisfied and the Loan and Indebtedness are fully repaid.

HEADINGS. All headings in this Agreement are included for reference only and do not have any effect on the interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed by the Parties using any number of copies of the Agreement. All executed copies taken together will be treated as a single Agreement.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

TRANSFERS. Borrower may not assign or transfer its rights or obligations under this Agreement without Lender’s prior written consent. Lender may transfer its interest in Lender’s sole discretion. Borrower waives all rights of offset and counterclaim Borrower has against Lender. The purchaser of a participation in the loan may enforce its interest regardless of any claims or defenses Borrower has against Lender.

JURISDICTION. The Parties agree to waive any objection to jurisdiction or venue on the ground that the Parties are not residents of Lender’s locality. The Parties authorize any action brought to enforce the Parties’ obligations to be instituted and prosecuted in any state court having jurisdiction or in the United States District Court for the District that includes Lender’s location as set forth at the beginning of this Agreement. The Parties authorize Lender to elect the court at Lender’s sole discretion.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

By signing this Agreement, Borrower acknowledges reading, understanding and agreeing to all its provisions and receipt of a copy hereof.

Spaulding MHP, LLC

By: Manufactured Housing Properties, Inc, Owner

/s/ Jay Wardlaw III	7/22/2022
By: Jay Wardlaw	Date Its: President

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AGREEMENT OF GUARANTOR

Guarantor (i) acknowledges reading and understanding this Agreement; (ii) consents to the provisions of this Agreement relating to Borrower;

(iii) agrees to furnish the Financial Statements to Lender that Lender reasonably requests; (iv) agrees to those portions of this Agreement that apply to Guarantor; (v) acknowledges that this Agreement has been freely executed without duress and after an opportunity to consult with counsel; and (vi) confirms that Guarantor received a copy of this Agreement, the Guaranty, and the other documents Guarantor requested.

/s/ Raymond Michael Gee	7/22/2022
Raymond Michael Gee	Date Individually

Manufactured Housing Properties, Inc

/s/ Jay Wardlaw III	7/22/2022
By: Jay Wardlaw III	Date Its: President

LENDER: PrimeSouth Bank

/s/ Rene Hutto	7/22/2022
By: Rene Hutto	Date
Its: VP, Loan Officer

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